-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
1934

           Filed by the Registrant / /
           Filed by a Party other than the Registrant /X/

           Check the appropriate box:
               / /  Preliminary Proxy Statement
               / /  Confidential, for Use of the Commission Only
                    (as permitted by Rule 14a-6(e)(2))
               /X/  Definitive Proxy Statement
               / /  Definitive Additional Materials
               / /  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                              EMERITUS CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   /X/  No fee required
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                            CALCULATION OF FILING FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                          PER UNIT PRICE OR OTHER
                                                             UNDERLYING VALUE OF          PROPOSED
     TITLE OF EACH CLASS OF        AGGREGATE NUMBER OF       TRANSACTION COMPUTED          MAXIMUM
      SECURITIES TO WHICH          SECURITIES TO WHICH       PURSUANT TO EXCHANGE    AGGREGATE VALUE OF
      TRANSACTION APPLIES          TRANSACTION APPLIES           ACT RULE 0-11             TRANSACTION       TOTAL FEE PAID

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:                              Filing Party:


Form, Schedule or
Registration Statement No.:                          Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]




                                 April 12, 1999



Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Emeritus Corporation, a Washington Corporation, to be held on Wednesday, May 19, 1999, at 10:00 a.m. at the Columbia Winery, Milestone Room, 14030 N.E. 145th Street, Woodinville, Washington 98072.

     The business matters to be acted on at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

     Your vote is very important. Whether or not you attend the meeting, your shares should be represented and voted at the meeting. Therefore, I urge you to mark, sign, date and promptly return the enclosed proxy. If you decide to attend the meeting and wish to vote in person, you will still have the opportunity to do so.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                            Sincerely,

                            /s/ Dan Baty

                            Daniel R. Baty
                            Chairman of the Board and
                             Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD WEDNESDAY, MAY 19, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Emeritus Corporation, a Washington Corporation (the "Company"), will be held on Wednesday, May 19, 1999, at 10:00 a.m. at the Columbia Winery, Milestone Room, 14030 N.E. 145th Street, Woodinville, Washington 98072, for the following purposes:

         (1) To elect two directors into the Class III of the Company's Board of Directors.

         (2) To approve an amendment to the Company's 1995 Stock Incentive Compensation Plan to increase the number of shares available for issuance pursuant to the plan from 1,450,000 shares to 1,850,000.

         (3) To ratify the appointment of KPMG LLP as the Company's independent public accountants for fiscal year 1999.

         (4) To transact such other business as may come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person.

     To ensure representation at the Annual Meeting, shareholders are urged to mark, sign, date and return the enclosed proxy as promptly as possible, even if they plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

                            By Order of the Board of Directors

                            /s/ Dan Baty

                            Daniel R. Baty
                            Chairman of the Board and
                             Chief Executive Officer

Seattle, Washington
April 12, 1999

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PROMPTLY MARKING, SIGNING, DATING AND RETURNING YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.
--------------------------------------------------------------------------------

                              EMERITUS CORPORATION

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Emeritus Corporation, a Washington Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 19, 1999, at 10:00 a.m. at the Columbia Winery, Milestone Room, 14030 N.E. 145th Street, Woodinville, Washington 98072, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The principal executive offices of the Company are located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121. It is expected that this Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about April 12, 1999.

RECORD DATE AND OUTSTANDING SHARES

     Holders of record of the Company's common stock (the "Common Stock") at the close of business on March 26, 1999, are entitled to notice of and to vote at the Annual Meeting. On that date there were 10,487,050 shares of Common Stock outstanding.

REVOCABILITY OF PROXIES

     Shares represented at the Annual Meeting by properly executed proxies in the accompanying form will be voted at the Annual Meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the shareholder's discretion. A proxy given for use at the Annual Meeting may be revoked by the shareholder giving the proxy at any time prior to the exercise of the powers conferred thereby. A proxy may be revoked either by (a) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, either a written revocation or a duly executed proxy bearing a later date or (b) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Presence at the Annual Meeting will not revoke the shareholder's proxy unless shareholder votes in person.

QUORUM AND VOTING

     Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting, (a) the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected directors, and (b) the proposals to approve the allocation of additional shares for stock options and to ratify the appointment of the accountants will be approved if the votes cast in favor of such proposals by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote exceed the votes cast against such proposals. Abstention from voting will have no effect on the election of directors or the approval of the proposals since they will not represent votes cast at the Annual Meeting for the purposes of electing directors and voting on such proposals. Because brokers have discretion to vote shares of Common Stock held on behalf of beneficial owners if no instructions for voting such shares are received as to the matters to be voted upon at the Annual Meeting, there will be no "broker nonvotes."

SOLICITATION OF PROXIES

     Proxies will be solicited by certain of the Company's directors, officers and regular employees, without payment of any additional compensation to them. Proxies will be solicited by personal interview, mail and telephone. Any costs relating to such solicitation of proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes: Class I, Class II and Class III. At the Annual Meeting, two Class III directors are to be elected to hold office for a term of three years until the Company's annual meeting of shareholders in 2002, and until his, each successor is elected and qualified. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

NOMINEES FOR ELECTION

     CLASS III DIRECTORS (TERM TO EXPIRE IN 2002)

     Daniel R. Baty (age 55), one of the Company's founders, has served as its Chief Executive Officer and as a director since its inception in 1993 and became Chairman of the Board in April 1995. Mr. Baty also has served as the Chairman of the Board of Holiday Retirement Corp. ("Holiday"), an owner and operator of independent-living communities, since 1987 and served as its Chief Executive Officer from 1991 through September 1997. Since 1984, Mr. Baty has also served as Chairman of the Board of Columbia-Pacific Group, Inc. ("Columbia Pacific") and, since 1986, as Chairman of the Board of Columbia Pacific Management, Inc. ("Columbia Management"), both of which companies are wholly owned by Mr. Baty and engaged in developing independent-living facilities and providing consulting services for that market.

     William E. Colson (age 57) has served as a director of the Company since 1995. Mr. Colson is a founder of Holiday and has been its President and Chief Operating Officer since 1987. In September 1997, Mr. Colson became Chief Executive Officer of Holiday.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE ELECTION OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

     CLASS I DIRECTORS (TERM TO EXPIRE IN 2000)

     Patrick Carter (age 53) has served as a director of the Company since November 1995. Since 1985, Mr. Carter has been Chief Executive Officer and Managing Director of Westminister Health Care Holdings, Plc., a publicly held operator of skilled-nursing facilities in the United Kingdom.

     Motoharu Iue (age 62) has served as a director of the Company since April 1995. Mr. Iue has served as Chairman of the Board of Sanyo North America Corporation ("Sanyo") and President of Three Oceans Inc. ("Three Oceans") since October 1996. Mr. Iue served as President of Sanyo and as Chairman of the Board of Three Oceans and since 1992 has served as Chief Executive Officer of Sanyo and Chief Executive Officer of Three Oceans. Three Oceans Inc. is a 3.7% shareholder of the Company. Mr. Iue has been a director of Sanyo since 1977.

     CLASS II DIRECTORS (TERM TO EXPIRE IN 2001)

     Tom A. Alberg (age 59) has served as a director of the Company since November 1995. Since January 1996, Mr. Alberg has been principal of Madrona Investment Group, L.L.C., a private merchant banking firm. Mr. Alberg was President and a director of LIN Broadcasting Corporation, a cellular telephone company, from April 1991 to October 1995, and Executive Vice President of AT&T Wireless Services, a provider of cellular telephone services, formerly McCaw Cellular Communications, Inc., from July 1990 to October 1995. Mr. Alberg is also a director of Active Voice Corporation, Amazon.com, Inc., Mosaix, Inc., Visio Corporation and Teledesic Corporation.

     Raymond R. Brandstrom (age 46), one of the Company's founders, has served as a director since its inception in 1993. From 1993 to February 1999, Mr. Brandstrom also served as the Company's President and Chief Operating Officer. From May 1992 to October 1996, Mr. Brandstrom served as President of Columbia Pacific and Columbia Management, both of which companies are engaged in developing independent-living facilities and providing consulting services for that market. From May 1992 to May 1997, Mr. Brandstrom served as Vice President and Treasurer of Columbia Winery, a company affiliated with Mr. Baty that is engaged in the production and sale of still table wines.

     David T. Hamamoto (age 39) has served as a director of the Company since November 1997. Mr. Hamamoto is a member of Northstar Capital Partners LLC ("NorthStar"), a real estate fund that he founded in July 1997. Between 1983 and July 1997, Mr. Hamamoto was employed by Goldman Sachs, most recently as co-founder and co-head of the Real Estate Principal Investment Area of the Whitehall Funds. Mr. Hamamoto is also Co-Chairman, Co-Chief Executive Officer and Co-President of Northstar Capital Investment Corporation, a private investment firm.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors has established a Compensation Committee and an Audit Committee. The Company has no Nominating Committee, and the full Board of Directors selects nominees for election as directors.

     The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the 1995 Stock Incentive Compensation Plan and recommends policies relating to benefit plans. The Compensation Committee currently consists of Messrs. Alberg, Carter and Iue. The Compensation Committee met four times in 1998.

     The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit Committee currently consists of Messrs. Alberg and Carter. The Audit Committee did not meet in 1998.

     During 1998, there were four meetings of the Board of Directors, and all board members attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member.

COMPENSATION OF DIRECTORS

     Nonemployee directors currently receive $500 for each meeting of the Board of Directors or committee of the Board of Directors that they attend. In September 1995, the Company established the Stock Option Plan for Nonemployee Directors, which provides that each nonemployee director who is initially elected or appointed to the Board of Directors will, upon such election or appointment, be automatically granted a fully vested option to purchase 2,500 shares of Common Stock. In addition, each nonemployee director is automatically granted a fully vested option to purchase 2,000 shares of Common Stock immediately following each year's annual meeting of shareholders.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation paid by the Company in the fiscal years ended December 31, 1996, 1997 and 1998 to the Company's Chief Executive Officer and to the other four most highly compensated officers of the Company (the "Named Executive Officers").

     In October 1998, the Compensation Committee of the Board of Directors, in an action ratified by the Board of Directors, approved a plan that allowed officers and employees of the Company to exchange options with exercise prices of $10.50 or greater for new options with exercise prices equal to the closing price of the Common Stock on November 25, 1998 (the "Exchange Date"), which was $9.8125. Under this exchange program, for every option of shares tendered for cancellation, a new option was granted. New options will vest according to the vesting schedule for the original options, except that such options can not be exercised during a ninety (90) day blackout period, from the date new options were granted (except in the case of retirement, disability, death or termination by the Company without cause). New options will expire according to the expiration of schedule for the original options and generally were granted as incentive stock options for officers of the Company, and as nonqualified options for other employees. The footnotes to the tables below will often refer to this exchange program to further explain the context of the data reported. See also "Option Exchanges" and "Report on Exchange Programs" below.

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG-TERM
                                                                                                          COMPENSATION
                                                      ANNUAL COMPENSATION                                    AWARDS
                                        ---------------------------------------------------------------  --------------
                                                                                        OTHER ANNUAL      SECURITIES     ALL OTHER
     NAME AND                                                                 BONUS    COMPENSATION       UNDERLYING   COMPENSATION
PRINCIPAL POSITION                        YEAR               SALARY           (11)          (3)            OPTIONS            (1)
-----------------------------------      ------            ----------     -------     --------------      ------------  -----------
Daniel R. Baty (2)(6).............        1998              $     -       $     -          $  264           204,000       $     -
     Chairman and Chief                   1997              $     -       $     -          $1,363            64,000       $     -
     Executive Officer                    1996              $     -       $     -          $2,190            50,000       $     -

Raymond R. Brandstrom(7)..........        1998              $165,645      $     -          $  264           162,000       $     -
     former President and Chief           1997              $100,000      $     -          $1,363            57,000       $     -
     Operating Officer                    1996              $100,000      $     -          $  720            50,000       $     -

Gary D. Witte (4)(8)..............        1998              $194,101      $ 20,000         $  264          127,000        $     -
     Vice President, Operations           1997              $151,667      $     -          $  264           57,000        $ 9,167
                                          1996              $ 18,552      $     -          $  110           50,000        $   833

Kelly J. Price(9).................        1998              $150,629      $ 22,500         $1,696           75,250        $     -
     Vice President, Finance              1997              $ 99,357      $     -          $1,363           44,000        $     -
      Chief Financial Officer             1996              $ 76,554      $     -          $  982           10,000        $     -

Sarah J. Curtis (5)(10)...........        1998              $141,656      $ 22,500         $1,696           52,000        $     -
     Vice President, Sales and            1997              $ 87,708      $     -          $1,334           32,000        $10,000
      Marketing


----------

  (1) Consists of $833 and $9,167 in housing allowances in 1996 and 1997, respectively, for Mr. Witte and a $10,000 housing allowance in 1997 for Ms. Curtis.
  (2) Mr. Baty is not currently paid a salary by the Company. On April 17, 1995, the Company purchased investment securities in The Standish Care Company (now Carematrix Corporation) from a corporation wholly owned by Mr. Baty. Such investment securities were purchased by the Company at Carematrix's original cost, which exceeded the
          then current market value of such  securities.    The  excess  of  the
          cost to the Company over market value at the time of purchase was $426,000 and was treated for financial reporting purposes as compensation to Mr. Baty in 1995.
  (3)     Consists of amounts paid for parking fees and health club memberships.
  (4) In November 1996, Mr. Witte was hired as the Company's Vice President, Operations.
  (5) In March 1997, Ms. Curtis was hired as the Company's Vice President, Sales and Marketing.
  (6) Of the 204,000 option shares granted in 1998, 164,000 were granted in the exchange program pursuant to which 50,000 options granted in each of 1995 and 1996 and 64,000 shares granted in 1997 were cancelled.
  (7) Of the 162,000 option shares granted in 1998, 142,000 were granted in the exchange program pursuant to which 35,000 options granted in 1995, 50,000 options granted in 1996, and 57,000 shares granted in 1997 were cancelled.
  (8) Of the 127,000 option shares granted in 1998, 107,000 were granted in the exchange program pursuant to which 50,000 options granted in 1996 and 57,000 shares granted in 1997 were cancelled.
  (9) Of the 75,250 option shares granted in 1998, 55,250 were granted in the exchange program pursuant to which 1,250 options granted in 1995, 10,000 options granted in 1996, and 44,000 shares granted in 1997 were cancelled.
  (10) Of the 52,000 option shares granted in 1998, 32,000 were granted in the exchange program pursuant to which 32,000 options granted in 1997 were cancelled.
  (11) Represents amounts earned for 1998 performance which were paid in March 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 to the Named Executive Officers.


                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                 NUMBER OF          PERCENT OF                                         AT ASSUMED ANNUAL RATES
                                 SECURITIES       TOTAL OPTIONS                                      OF STOCK PRICE APPRECIATION
                                 UNDERLYING         GRANTED TO          EXERCISE                        FOR OPTION TERM(4) ($)
                                  OPTIONS          EMPLOYEES IN          PRICE        EXPIRATION   -----------------------------
             NAME               GRANTED(#)(1)     FISCAL YEAR (2)     ($/SHARE)(3)        DATE            5%              10%
-------------------------     ---------------  -------------------  ---------------  -----------   -------------    ------------
 Daniel R. Baty               40,000            2.8%                $9.6250             11/18/08    $   242,124     $   613,591
                              64,000 (5)        4.4%                $9.8125             11/20/07    $   346,234     $   852,791
                              50,000 (5)        3.5%                $9.8125             11/21/06    $   234,252     $   561,073
                              50,000 (5)        3.5%                $9.8125             12/12/05    $   203,110     $   474,620
 Raymond R. Brandstrom        20,000            1.4%                $9.6250             11/18/08    $   121,062     $   306,795
                              57,000 (5)        4.0%                $9.8125             11/20/07    $   308,365     $   759,517
                              50,000 (5)        3.5%                $9.8125             11/21/06    $   258,124     $   618,253
                              35,000 (5)        2.4%                $9.8125             12/12/05    $   171,156     $   399,951
 Gary D. Witte                20,000            4.3%                $9.6250             11/18/08    $   121,062     $   306,795
                              57,000 (5)        4.0%                $9.8125             11/20/07    $   308,365     $   759,517
                              50,000 (5)        3.5%                $9.8125             11/21/06    $   234,252     $   561,073
 Kelly J. Price               20,000            1.4%                $9.6250             11/18/08    $   121,062     $   306,795
                              44,000 (5)        3.1%                $9.8125             11/20/07    $   238,036     $   586,294
                              10,000 (5)        0.7%                $9.8125             11/21/06    $    46,850     $   112,215
                              1,250 (5)         0.0%                $9.8125             12/12/05    $     5,078     $    11,866
 Sarah J. Curtis              20,000            1.4%                $9.6250             11/18/08    $   121,062     $   306,795
                              22,000 (5)        1.6%                $9.8125             11/20/07    $   119,018     $   293,147
                              10,000 (5)        0.7%                $9.8125               3/3/07    $    48,988     $   118,316

----------
(1) The options have terms of ten years and generally vest between 20% to 33% per year commencing one year from the date of grant. Upon the occurrence of certain corporate transactions, the exercisability of the options may be accelerated.

(2) The Company granted 1,441,166 stock options to employees in 1998, including 1,005,166 options granted in connection with the exchange program.

(3) The option exercise price is equal to the closing price of the Common Stock on the American Stock Exchange, Inc. on the date of grant.

(4) Future value of current-year grants assuming appreciation of 5% and 10% per year over the 10-year option period. The actual value realized may be greater or less than the potential realizable values set forth in the table. The assumed rates of growth are prescribed by the Securities and Exchange Commission (the "Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

(5) These shares were granted on the November 25, 1998 exchange program pursuant to which the previously issued shares were cancelled. See "Option Exchanges."

FISCAL YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised options during the fiscal year ended December 31, 1998. The following table sets forth certain information regarding options held as of the end of such fiscal year by each of the Named Executive Officers.


      AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED                    VALUE OF UNEXERCISED
                                                OPTIONS AT                         IN-THE-MONEY OPTIONS AT
                                          DECEMBER 31, 1998 (#)                   DECEMBER 31, 1998(1) ($)
                                -----------------------------------          -------------------------------
            NAME                 EXERCISABLE          UNEXERCISABLE          EXERCISABLE       UNEXERCISABLE
------------------------        -------------        --------------          -------------     -------------
Daniel R. Baty                     62,800               141,200                $47,100            $113,400
Raymond R. Brandstrom              52,400               109,600                $39,300            $ 85,950
Gary D. Witte                      31,400                95,600                $23,550            $ 75,450
Kelly J. Price                     13,550                61,700                $10,163            $ 50,025
Sarah J. Curtis                     6,400                45,600                $ 4,800            $ 37,950

----------

(1) Options to purchase an aggregate of 620,250 shares held on a combined basis by the Named Executive Officers were in-the-money at the fiscal year-end based on the $10.5625 closing price of the Common Stock on the American Stock Exchange on December 31, 1998.

OPTION EXCHANGES

     The following table provides information on exchanges of options held by the Named Executive Officers during the past ten years.

                                                            TEN-YEAR OPTION REPRICING
                                   ----------------------------------------------------------------------------------------------
                                                                                                                   LENGTH OF
                                                   NUMBER OF        MARKET                                         ORIGINAL
                                                  SECURITIES        PRICE OF      EXERCISE                        OPTION TERM
                                                  UNDERLYING        STOCK AT      PRICE AT          NEW          REMAINING AT
                                                    OPTIONS         TIME OF        TIME OF        EXERCISE         DATE OF
              NAME                    DATE         REPRICED        REPRICING      REPRICING       PRICE (1)        REPRICING
---------------------------------  ------------  --------------  -------------- ------------------------------------------------
Daniel R. Baty                     11/25/98          50,000          $9.8125        $14.375         $9.8125         7.1 yrs
     Chairman and Chief            11/25/98          50,000          $9.8125        $10.500         $9.8125           8 yrs
     Executive Officer             11/25/98          64,000          $9.8125        $13.375         $9.8125           9 yrs

Raymond R. Brandstrom              11/25/98          35,000          $9.8125        $14.375         $9.8125         7.1 yrs
     Former President and          11/25/98          50,000          $9.8125        $10.500         $9.8125           8 yrs
     Chief Operating Officer       11/25/98          57,000          $9.8125        $13.375         $9.8125           9 yrs

Gary D. Witte                      11/25/98          50,000          $9.8125        $10.500         $9.8125           8 yrs
     Vice President, Operations    11/25/98          57,000          $9.8125        $13.375         $9.8125           9 yrs


Kelly J. Price                     11/25/98           1,250          $9.8125        $14.375         $9.8125         7.1 yrs
     Vice President, Finance       11/25/98          10,000          $9.8125        $10.500         $9.8125           8 yrs
     Chief Financial Officer       11/25/98          44,000          $9.8125        $13.375         $9.8125           9 yrs

Sarah J. Curtis                    11/25/98          10,000          $9.8125        $12.750         $9.8125         8.3 yrs
     Vice President, Sales and     11/25/98          22,000          $9.8125        $13.375         $9.8125           9 yrs
     Marketing


(1) Options granted on November 25, 1998 have an exercise price equal to the fair market value of the Company's Common Stock on November 25, 1998 based on the closing price of the Common Stock as quoted on the American Stock Exchange.

            COMPENSATION COMMITTEE REPORT ON OPTION EXCHANGE PROGRAM

     In October 1998, the Compensation Committee of the Board of Directors, in an action ratified by the Board of Directors, approved a plan that allowed officers and employees of the Company to exchange any options granted prior to November 1, 1998 for new options with exercise prices equal to the closing price of the Common Stock on the exchange date of November 25, 1998, which was $9.8125. Under this exchange program, for every option tendered for cancellation, a new option was granted. New options will vest according to the vesting schedule for the original options, except that such options could not be exercised during a ninety (90) day blackout period from the date new options were granted (except in the case of retirement, disability, death or termination by the Company without cause). New options will expire according to the expiration schedule for the original options and generally were granted as incentive stock options for officers of the Company, and as nonqualified options for other employees.

     Immediately prior to the Exchange Date of November 25, 1998, options to purchase a total of approximately 1,441,166 shares were outstanding. Pursuant to the exchange program, options to purchase a total of 1,005,166 shares were exchanged for new options. In the exchange program, the Named Executive Officers exchanged a total of 500,250 option shares.

     Before implementation of the exchange program, approximately 68% of all granted and outstanding options had exercise prices greater than current market price of the Common Stock. Due to the significant percentage of "out of the money" options, the Compensation Committee and the Board of Directors believed that the retention value of the outstanding grants was significantly diminished and that the exchange program was critical to the Company's ability to attract, retain and motivate employees necessary to the Company's long-term success. The Compensation Committee and Board of Directors felt that the exchange program would help ensure that optionees will continue to have meaningful equity incentives in the Company and, therefore, was in the best interests of the Company.


                             Compensation Committee



                              Tom A. Alberg, Chair
                              Patrick Carter
                              Motoharu Iue


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") consists of three nonemployee directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. The objectives of these programs are to pay competitively in order to attract qualified executive personnel who best meet the Company's needs; retain and motivate these executives to achieve superior performance; link individual compensation to individual and company performance; and align executives' financial interests with those of the Company's shareholders.

     Executive compensation generally consists of two components: base salary and long-term incentive awards. The Committee has established each executive's compensation package by considering (a) the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries, (b) the experience and contribution levels of the individual executive officer, and (c) the Company's financial performance. Companies used as a reference for considering compensation levels include some but not all of the companies constituting the peer group in the Stock Performance Graph. The Company also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers, because the Committee believes that the Chief Executive Officer is the most qualified to make this assessment. Base salaries for executive officers generally are designed to be less than those paid by competitors in the assisted-living industry. These lower base salaries are combined with stock option grants so that a significant portion of the executives pay is tied to the Company's performance.

     BASE SALARIES. In 1998, base salaries were established as described above.

     STOCK OPTIONS. Stock options are granted to provide a long-term incentive opportunity that is directly linked to shareholder value. They are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and become exercisable in 20% annual increments beginning one year after the date of grant. To encourage stock retention, all options are granted as incentive stock options to the maximum extent possible under the Internal Revenue Code of 1986, as amended (the "Code"). In 1998, stock options were granted to a total of 177 employees of the Company in recognition of their dedication, commitment and hard work. After considering the performance of each executive, the Committee determined the number of options to be granted to each executive officer.

     ANNUAL INCENTIVES. To date, the Committee has not established a regular annual incentive or bonus plan for the Company's executive officers. Three of the Company's Named Executive were awarded a bonus in March 1999 based on 1998 performance.

     The Company's Chief Executive Officer, Mr. Baty, a founder of the Company, has a significant equity position in the Company. As of the record date, Mr. Baty owned shares and exercisable options representing 32.0% of the Company's Common Stock. Mr. Baty receives no base salary or bonus. The compensation pattern was established prior to the Company's initial public offering and the Committee has continued it, recognizing that the principal compensation of Mr. Baty will be the increased value of his equity stake in the Company.

     Section 162(m) of the Internal Revenue Code (the "Code") includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in the Company's Proxy Statement. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Company's stock option plans are structured to qualify options granted thereunder as performance-based compensation under Section 162(m). For 1999, the Committee does not contemplate that there will be any such nondeductible compensation.



                             Compensation Committee



                              Tom A. Alberg, Chair
                              Patrick Carter
                              Motoharu Iue

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on shares of the Company's Common Stock with the cumulative total return of the AMEX Market Value Index and a peer group selected by the Company for the period beginning on November 21, 1995, the first day of trading for the Company's Common Stock, and ending on December 31, 1998, the end of the Company's last fiscal year.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
      EMERITUS CORPORATION, THE AMEX MARKET VALUE INDEX AND THE PEER GROUP


                              [GRAPH APPEARS HERE]

                      Emeritus      AMEX       New          Old
                     Corporation   Market   Peer Group   Peer Group
                     -----------   ------   ----------   ----------
November 21, 1995       100         100        100          100
December 31, 1995        78         105        106          110
December 31, 1996        90         112        152           93
December 31, 1997        85         136        198          163
December 31, 1998        70         138        294          159


     Assumes $100 invested in each of the Common Stock, the AMEX Market Value Index and the peer group, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

     Given the relatively recent emergence of the assisted living industry, the Company revises its peer group from time to time to include those companies which have entered the assisted living market. As the undustry begins to mature, certain companies previously included in the Company's peer group will be removed as they become acquired or as their focus of services shift away from the assisted-living spectrum.

     The new peer group consists of thirteen companies: Alternative Living Services Inc., ARV Assisted Living, Inc., Assisted Living Concepts Inc., Carematrix Corp. (formerly The Standish Care Company), Greenbriar Corp., Regent Assisted Living Inc., Sunrise Assisted Living Inc., Brookdale Living Communities, Capital Senior Living, American Retirement Corp, AFLAC, Inc., Karrington Health Inc. and Balanced Care Corp.

     The old peer group consists of eight companies primarily involved in the provision of assisted-living services: Alternative Living Services Inc., ARV Assisted Living, Inc., Assisted Living Concepts Inc., Atria Communities, Inc., Carematrix Corp. (formerly The Standish Care Company), Greenbriar Corp., Regent Assisted Living Inc. and Sunrise Assisted Living Inc. The Company changed its peer group by eliminating Atria Communities, Inc. as it was acquired by a private company in 1998.

                         CHANGE OF CONTROL ARRANGEMENTS

     CHANGE OF CONTROL AGREEMENTS

     The Company has entered into senior management employment agreements (the "Agreements") with Messrs. Brandstrom, Witte, and Price and Ms. Curtis. The Agreements provide certain benefits in the event that an executive's employment is terminated by the Company for any reason other than death, "disability," "cause" or by an executive for "good reason" following a "change in control" (as those terms are defined in the Agreements). Such benefits include (a) payment of an amount equal to three times the sum of an executive's annual base salary and target bonus for the current fiscal year (adjusted as set forth below); (b) any payment necessary to offset certain tax obligations incurred as a result of such salary and bonus payments; and (c) at the Company's option, either the continuation of life insurance, disability, medical, dental and similar employee benefits for three years following termination or a cash payment equal to the present value of such welfare benefits. Whether or not an executive is terminated following a change in control, he or she shall be entitled to the following benefits: (a) an annual base salary no less than current market salary; (b) an annual bonus equal to at least the average of the annual bonuses paid in the two years preceding a change in control; and (c) continued participation in employee benefit plans. On each anniversary, the Agreements are automatically extended for another year, unless the Company otherwise notifies the executive at least sixty days prior to such anniversary. Once a change in control occurs, the Agreements remain in effect for three years from that date.

     OPTION PLAN

     In the event of (a) the merger or consolidation of the Company in which it is not the surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property (other than a merger in which holders of Common Stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger); (b) the sale, lease, exchange or other transfer of all or substantially all of the Company's assets (other than a transfer to a majority-owned subsidiary); or (c) the approval by the holders of Common Stock of any plan or proposal for the Company's liquidation or dissolution (each, a "Corporate Transaction"), each outstanding option under the Company's stock option plan will automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction, except that acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interest" accounting for the Corporate Transaction and except to the extent that options are assumed by the successor corporation. The vesting of such assumed options accelerates at the time an optionee's employment is terminated by the Company for reasons other than "cause" or by the optionee for "good reason" following a change of control.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Baty currently serves as the Chairman of the Board and Chief Executive Officer of the Company and also serves as the Chairman of the Board and is a 21% owner of Holiday. Mr. Colson, a director of the Company is the President, Chief Operating Officer and Chief Executive Officer and is a 34% owner of Holiday.

     Columbia House I, Limited Partnership, ("Columbia House"), a Washington limited partnership in which Mr. Baty indirectly controls the general partner and holds an indirect 60% interest, develops, owns and leases low income senior housing projects. The Company currently manages eight communities owned by Columbia House and provides administrative services for another community. Under these agreements, the Company provides certain administrative support, due diligence and financial support services to Columbia House with respect to the acquisition, development and administration of Columbia House communities. The agreements have terms ranging from two to four years, with options to renew, and provide for management fees ranging from 4% to 6% of gross operating revenues, payable monthly for management agreements and fixed fees payable monthly for administrative agreements. Fees earned under these agreements were $326,000 in 1998, of which $39,000 was receivable as of December 31, 1998. The Company also had receivables of $590,000 due from Columbia House as of December 31, 1998 representing advances made on various Columbia House communities. Such advances do not bear interest.

     Prior to the Company's initial public offering in November 1995, Mr. Baty had personally guaranteed much of the Company's third-party financing, including mortgage debt and rental payments under leases. Certain of those guarantees terminated when the underlying properties met certain loan-to-value standards or debt-service coverage ratios and others terminated when properties were refinanced. Mr. Baty currently does not guarantee any of the Company's mortgage financing.

     In February 1998, the Company and XL Management Company L.L.C. ("XL Management"), an affiliate of Holiday Retirement Corp., an owner and operator of independent-living communities in which Messrs. Baty and Colson are principal shareholders and executive officers, entered into four management agreements whereby XL Management will provide management services relating to four newly developed assisted-living communities located in Texas. The agreements consist of initial terms of two years six months and management fees based on 6% of gross revenues payable monthly. The Company will pay a bonus fee per community to XL Management based on occupancy; one year after managing the communities, if occupancy is between 75% and 89%, XL Management will receive a bonus fee of $25,000 and if occupancy is 90% or greater the bonus fee will be $50,000. Fees incurred under these agreements were $187,700 in 1998.

     During 1995, Messrs. Baty and Brandstrom, the Company's two most senior executive officers, CEO and former President, formed a New York general partnership (the "Partnership") to facilitate the operation of assisted-living communities in the state of New York, which generally requires that natural persons be designated as the licensed operators of assisted-living communities. The Company and the Partnership have entered into Administrative Services Agreements that extend for the term of the underlying leases. The fees payable to the Company under the Administrative Services Agreements have been established at a level that would equal or exceed the profit of the community operated efficiently at full occupancy and, unless reset by agreement of the parties, will increase automatically on an annual basis in accordance with changes in the Consumer Price Index. In addition, the Company has agreed to indemnify the partners against losses and in exchange the partners have agreed to assign any profits to the Company. As part of the general noncompetition agreements of the CEO and President, each has agreed that, in the event he were to cease to be a senior executive of the Company, he would transfer his interest in the Partnership for a nominal charge to his successor at the Company or other person designated by the Company. In February 1999, the President of the Company ceased to be an officer of the Company and has agreed to transfer his ownership in the Partnership for a nominal charge to his successor at the Company or other person designated by the Company.

     The Company has entered into noncompetition agreements with Messrs. Baty and Brandstrom which provide that each of such persons will not compete, directly or indirectly, with the Company in the ownership, operation or management of assisted-living communities anywhere in the United States and Canada during the term of such individual's employment and for a period of two years following his termination of employment with the Company. The agreements do provide, however, that such persons may hold (a) up to a 10% limited partnership interest in a partnership engaged in such business, (b) less than 5% of the outstanding equity securities of a public company engaged in such business, and (c) interests in the Green Meadows-Painted Post community described under "Painted Post Partners Transactions." Such agreements do not limit Mr. Baty's current role with Holiday. Mr. Baty has agreed that if Holiday operates or manages assisted-living communities, other than as a limited component of independent-living communities consistent with its current operations, he will not personally be active in the management, operation or financing of such facilities nor will he hold any ownership or other interest therein.

     In January 1998, the Company made an investment in a partnership the purpose of which was to construct seven to nine buildings dedicated to care of persons afflicted with Alzheimer's disease or other forms of dementia. The investment was in the form of a five-year debenture of up to $5 million (to be drawn down over a 12 month period), bearing interest at 9% and convertible into a 48% equity interest in the partnership. In September 1998, the Company disposed of this investment to an investment group for a price $4.06 million which was equal to the Company's total investment cost, including all amounts advanced, transaction expenses and accrued and unpaid interest. The investment group included Holiday as to a 45% interest, Mr. Colson, as to a 6% interest, and Columbia Pacific Master Fund '98 ("Master Fund"), as to a 40% interest. Master Fund is a limited partnership of which Mr. Baty's family partnership is the general partner and shares in 40% of income and gains after a return of the investment plus a preferred return to the limited partners.

     In April 1998, the Company assigned its economic interest in a 172-unit assisted living facility located in California to a limited liability company (the "LLC") in exchange for $2.8 million which entitles the LLC to collect a $2.4 million note due from the facility as well as the right to share in 67% of the earnings of the facility. The LLC is comprised of a third party investor as to a 25% interest and three investor pools with interests of 14.1%, 35.9% and 25%, respectively. Mr. Baty's family partnership is the 18.75% general partner in the first two pools while the third pool includes Mr. Baty individually as its 18.75% general partner. In addition, Mr. Brandstrom is a 4.5% limited partner in all three pools.

         In June 1998, the Company sold to a partnership consisting of Master Fund and Mr. Baty personally (as to a 1% limited partnership interest) a 295-unit independent and assisted living facility located in Texas for a purchase price of $6.75 million, plus assumption of a first mortgage in the amount of $14.8 million (guaranteed by Mr. Baty in connection with the transaction) and a release of the Company from such mortgage. The purchase price was paid (i) cash in the amount of $4.5 million (ii) convertible promissory notes in the amount of $1.45 million, bearing interest at 9% per annum, maturing in ten years and convertible at the Company's election into a 20% limited partnership interest in the purchasing partnership and (iii) an $800,000 promissory note bearing interest at 9% per annum, due on demand. The Company is required to advance up to $500,000 of operating losses, with such advances being added to the principal balance of the convertible notes. The Company and the partnership have entered into a management agreement for a five-year term, with automatic two-year extensions, with management fees of 6% of gross revenue or $10,000 per month, whichever is greater. The Company has the right of first refusal in the event of the sale of the facility. For 1998, the Company received $61,000 in management fees and has $85,000 in interest receivable under the convertible notes. The principal amount of the convertible notes increased to $347,000 as a result of advances for operating losses.

     In June 1998, the Company sold to Master Fund a 30% general partner interest in Cooper George Partners Limited Partnership (the "Partnership"), a limited partnership in which the Company formerly held a 50% general partner interest. Concurrently, Master Fund purchased a 19% limited partner interest from an independent investor who formerly held a 50% limited partner interest. The Company's remaining 20% interest was converted to a limited partnership interest. The Partnership owns a 141-unit assisted living community in Washington. The purchase price for the partnership interest was $1.05 million payable in cash. In connection with the purchase, the partnership agreement was modified to provide that profits, losses, distributions would be shared 80% by Master Fund and 20% by the Company. Also in connection with the transaction, the facility was refinanced through a $9.68 million first mortgage loan from Deutsche Bank (guaranteed by Mr. Baty) and the Company received a distribution of $580,000 consisting of 20% of the net proceeds of $2.9 million resulting from the refinancing. The Company and the Partnership have entered into a management agreement for a five-year term, with automatic two-year extensions, with management fees of 6% of gross revenue or $10,000 per month, whichever is greater. The Company has the right of first refusal in the event of the sale of the facility. For 1998, the Company paid $60,000 in management fees.

     In November 1998, the Company transferred its rights to purchase from Meditrust Company, LLC ("Meditrust") 22 facilities that were owned by Meditrust and leased to the Company, for a purchase price equal to Meditrust's total cost plus 1%, and agreed to sell an additional three properties (the 25 total properties, the "AL I Properties") to an investor group ("AL Investors"), consisting of an independent institutional investor and parties affiliated with Holiday (the "Holiday Group"), including Messrs. Colson and Baty. The Holiday Group includes Holiday as to a 40% interest, Master Fund as to a 32% interest, Mr. Colson as to a 5% interest with 23% of the remaining interest being held by individual third party investors. AL Investors completed the purchase of the AL I Properties on December 31, 1999 for a price of $168 million, which was financed through a three-year first mortgage loan of $138 million and $30 million in equity and subordinated debt from the investors of AL Investors. The Holiday Group contributed $5.1 million in equity. The Company and AL Investors entered into a Management Agreement and Option to Purchase providing that the Company will manage the AL I Properties for a three-year term, with management fees of 7% of gross revenue, of which 5% will be paid currently and 2% will be accrued and paid out of cash flow, provided that the AL I Properties as a group have positive cash flow for three consecutive months (thereafter, if the cash flow is not positive for two consecutive months, the currently paid management fee will return to 5% until the three-month standard is again met). The Company is also responsible for funding directly operating losses of the AL I Properties in excess of $4.5 million. Until December 31, 2001, the Company has a right of first refusal to purchase the three previously owned communities and an option to purchase the 22 previously leased communities as a group for a price equal to AL Investors' cost of the AL I Properties, plus a 2% fee and an amount computed to provide AL Investors an 18% internal rate of return on its invested capital (the equity and subordinated debt investments in AL Investors) compounded annually. If the option is not exercised, then AL Investors has the right to require Mr. Baty to purchase six of the AL I Properties at preestablished prices based on an allocation of the aggregate purchase price of all of the AL I Properties. If there is a change of control of the Company, the number of AL I Properties subject to this right is increased to eight and the right is exercisable immediately upon the change of control. If the Company exercises its option to purchase the AL II Properties (as defined below) but not the AL I Properties, the number of AL I Properties subject to this right would be increased from eight to ten (12 if there is a change of control). If the right is exercised by AL Investors, Mr. Baty also has the right to exercise the Company's option to purchase the AL I Properties (unless the Company exercises such option following a change in control). Since the transaction was closed at the end of 1998, no management fees were paid under the agreements during 1998.

     In January 1999, the Company assigned its rights to purchase from Meditrust ("Meditrust") 14 facilities that were owned by Meditrust and leased to the Company (the Operating Properties") and five facilities under development that were to be owned by Meditrust and leased to the Company (the "Development Properties" and together with the Operating Properties, the "AL II Properties"), to an investor group ("AL II"), consisting of an independent institutional investor and parties affiliated with Holiday (the "Holiday Group"), including Messrs. Colson and Baty, for a purchase price equal to Meditrust's total cost plus 1%. The Holiday Group includes Holiday as to a 40% interest, C.P. `99 Pool G.P. ("99 Pool") as to a 32% interest, Mr. Colson as to a 5% interest with 23% of the remaining interest being held by individual third party investors. 99 Pool is a general partnership which is comprised of two 50% limited partnerships, the first of which includes Mr. Baty's family partnership as its 40% general partner while the other has Mr. Baty's family partnership as its 20% general partner. AL II completed the purchase of the Operating Properties on March 29, 1999 for a price of $85 million, which was financed through a three-year first mortgage loan of $68 million and $17 million in equity and subordinated debt from the investors of AL II. The Holiday Group contributed $3.7 million in equity and is obligated to contribute an additional $1.2 million. The Development Properties are to be purchased individually 30 days following completion of construction and issuance of the certificate of occupancy and are separately financed through a $30.5 million mortgage commitment with respect to mortgage financing that matures December 31, 2001. The Company and AL II entered into a Management Agreement and Option to Purchase providing that the Company will manage the AL II Properties for a three-year term, with management fees of 7% of gross revenue, of which 5% will be paid currently and 2% will be accrued and paid out of cash flow provided that the Operating Properties as a group (and the Development Properties, determined on an individual basis) have positive cash flow for three consecutive months (thereafter, if the cash flow is not positive for two consecutive months, the currently paid management fee will return to 5% until the three-month standard is again met). The Company is also responsible for funding directly operating losses of the Development Properties in excess of $2.4 million (determined individually based on an allocation of the aggregate amount). Until December 31, 2001, the Company has an option to purchase the AL II Properties as a group for a price equal to AL II's cost of the AL II Properties, plus a 2% fee and an amount computed to provide AL II an 18% internal rate of return on its invested capital (the equity and subordinated debt investments) compounded annually. If the option is not exercised, then AL II has the right to require Mr. Baty to purchase four of the Properties at preestablished prices based on an allocation of the aggregate purchase price of all of the AL II Properties. If there is a change of control of the Company, the number of AL II Properties subject to this right is increased to six and the right is exercisable immediately upon the change of control. If the Company exercises the option to purchase the AL I Properties but not the AL II Properties, the number of AL II Properties subject to this right is increase to eight (10 if there is a change of control). If the right is exercised by AL II, Mr. Baty has the right to exercise the Company's option to purchase the AL II Properties (unless the Company exercises such option following a change in control). Since the transaction was closed in 1999, no management fees were paid under the agreements during 1998.

                              CERTAIN TRANSACTIONS

     In April 1998, the Company entered into a joint venture with Sanyo Electric Co. Ltd., ("Sanyo") of Osaka, Japan, with which Mr. Iue is affiliated, to provide assisted-living services in Japan. The joint venture, Sanyo Emeritus Corporation ("Sanyo Emeritus"), has been formed to provide a residential based health care alternative for Japan's growing elderly population. Sanyo Emeritus was initially capitalized with Y50 million ($384,000 U.S.), with the Company and Sanyo each providing half the funds. The joint venture's first assisted-living community in Japan is under construction and is anticipated to open in late 1999.

     In October 1997, a group of institutional investors led by NorthStar Capital Partners LLC ("NorthStar"), of which Mr. Hamamoto is a principal, purchased 25,000 shares of Series A Convertible Exchangeable Redeemable Preferred Stock (the "Series A Preferred Stock"), representing approximately 10% ownership in the Company for $25 million (the "NorthStar Transaction"). Each share of Series A Preferred Stock is convertible into that number of shares of the Company's Common Stock equal to the liquidation value of a share of Series A Preferred Stock ($1,000) divided by the conversion price of $18.20 per share. Currently the Series A Preferred Stock is convertible into an aggregate of 1,373,626 shares of Common Stock. The Series A Preferred Stock is also exchangeable into convertible debt at the option of the Company. The conversion price is subject to adjustment in the event of stock dividends, stock subdivisions and combinations, and extraordinary distributions. The Series A Preferred Stock has a mandatory redemption date of October 24, 2004.

     Pursuant to a Shareholders Agreement entered into in connection with this investment, the Company and Mr. Baty are required to take all necessary action
(a) to elect one director selected by NorthStar, (b) at such time as NorthStar invests an additional $25 million in the Company, to elect a second additional director selected by NorthStar, and (c) if the size of the Board is increased, to elect additional directors so that NorthStar's representation shall not be less than one-seventh of the entire Board. These rights terminate in certain events relating to NorthStar's sale of capital stock or a change of control of NorthStar. NorthStar may not transfer any of the Preferred Stock for one year and thereafter such transfers are subject to the Company's right of first refusal. In addition, if Mr. Baty sells shares of Common Stock representing 50% or more of his ownership position, NorthStar is entitled to participate in such sale on a pro rata basis. NorthStar has agreed not to purchase any additional voting securities of the Company, such agreement to expire 18 months after NorthStar ceases to own 5% of the outstanding Common Stock on a fully diluted basis.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the 1998 fiscal year all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons, except the following two forms: Form 4 of Gary D. Witte and Form 5 of Daniel R. Baty which were both filed approximately two months late due to an administrative oversight.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 19, 1999, certain information with respect to the beneficial ownership of Common Stock by (a) each person known by the Company to beneficially own more than 5% of the Common Stock, (b) each director and director nominee of the Company, (c) each of the Named Executive Officers, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                           COMMON STOCK
                                                             AMOUNT AND NATURE OF    PERCENT OF
      NAME AND ADDRESS                                       BENEFICIAL OWNERSHIP      CLASS
      Daniel R. Baty(1) (5) .............................        3,369,930             31.9%
           c/o Emeritus Corporation
           3131 Elliott Avenue, Suite 500
           Seattle, WA 98121
      Raymond R. Brandstrom(6) ..........................          408,975              3.9%
      Gary D. Witte(7) ..................................           38,850              *
      Kelly J. Price(12) ................................           72,900              *
      Sarah J. Curtis(13) ...............................            8,600              *
      Motoharu Iue(2) ...................................          391,500              3.7%
      Tom A. Alberg(8) ..................................           30,500              *
      Patrick Carter(8) .................................            6,500              *
      William E. Colson(8)(9) ...........................           16,500              *
      David Hamamoto(11) ................................            4,500              *
      Nicholas Company, Inc.(3) .........................        1,443,800             13.8%
           700 North Water Street
           Milwaukee, WI 53202


      Sirach Capital Management.(4) .....................          701,000              6.7%
           3323 One Union Square
           600 University Street
           Seattle, WA 98101
      B.F., Limited Partnership (5) .....................        2,919,950             27.8%
            3131 Elliott Avenue, Suite 500
            Seattle, WA 98121

      All directors and executive officers as a group (10
           persons)(1)(2)(9)(10).........................        4,348,755             40.7%

----------
*      Less than 1%.

(1) Includes 2,919,950 shares held by B.F., Limited Partnership., of which Columbia Pacific, a company wholly owned by Mr. Baty, is the general partner and of which Mr. Baty is a limited partner. Also includes options exercisable within 60 days for the purchase of 62,800 shares.

(2) Includes 385,000 shares held by Three Oceans, a U.S. affiliate of Sanyo, a publicly traded Japanese company. Mr. Iue is an executive of U.S. affiliates of Sanyo. Mr. Iue disclaims beneficial ownership of shares of Common Stock held by Three Oceans. Also includes options exercisable within 60 days for the purchase of 6,500 shares.

(3) Includes 621,000 shares held by Nicholas II, Inc., a Maryland corporation. Albert O. Nicholas, president, director and majority shareholder of Nicholas Company, Inc., may be deemed to have indirect beneficial ownership over the shares, based upon publicly available information reported as of December 31, 1998 on Schedule 13-G.

(4) Sirach Capital Management may be deemed to have voting and dispositive power over the shares, based upon publicly available information reported as of December 31, 1998 on Schedule 13-G.

(5) B.F., Limited Partnership may be deemed to have voting and dispositive power over the shares, based upon publicly available information as reported as of December 31, 1998 on Schedule 13-G.

(6) Includes options exercisable within 60 days for the purchase of 52,400 shares.

(7) Includes options exercisable within 60 days for the purchase of 31,400 shares.

(8) Includes options exercisable within 60 days for the purchase of 6,500 shares.

(9) Includes 10,000 shares held by Holiday Retirement, Corp., of which Mr. Colson is the principal shareholder and Chief Executive Officer.

(10) Includes options exercisable within 60 days for the purchase of 199,050 shares.

(11) Includes options exercisable within 60 days for the purchase of 4,500 shares.

(12) Includes options exercisable within 60 days for the purchase of 13,550 shares.

(13) Includes options exercisable within 60 days for the purchase of 8,400 shares.

                   PROPOSAL TO AMEND THE 1995 STOCK INCENTIVE
                                COMPENSATION PLAN

1995 STOCK INCENTIVE COMPENSATION PLAN

     GENERAL. The purpose of the 1995 Stock Incentive Compensation Plan (the "Incentive Plan") is to enhance the long-term shareholder value of the Company by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors providing services to the Company to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

     PROPOSED AMENDMENTS. In March 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to increase the number of shares of Common Stock in the Incentive Plan from an aggregate maximum of 1,450,000 to 1,850,000 shares. As of March 29, 1999, 454,384 shares were available for the grant of new awards under the

Incentive Plan. The total number of shares subject to outstanding awards under all of the Company's plans, plus the number of shares available for new award grants under all such plans, is approximately 16.5% of the Company's total outstanding Common Shares.

     The Incentive Plan, as amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                      THE AMENDMENT TO THE INCENTIVE PLAN.

DESCRIPTION OF THE INCENTIVE PLAN

     ELIGIBILITY TO RECEIVE AWARDS. Awards may be granted under the Incentive Plan to those employees, directors, and officers of the Company and its subsidiaries that the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries. Approximately 375 individuals are eligible to receive awards under the Incentive Plan.

     AWARDS. The Incentive Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

     STOCK SUBJECT TO THE INCENTIVE PLAN. Subject to adjustment as provided in the Incentive Plan, a maximum of 1,850,000 shares of Common Stock will be available for issuance under the Incentive Plan. Shares issued pursuant to the Incentive Plan will be drawn from authorized but unissued shares. Any shares of Common Stock subject to an award that subsequently cease to be subject to the award (other than because of exercise or settlement of the award in stock) will again be available for issuance in connection with future grants of awards under the Incentive Plan.

     Subject to adjustment as provided in the Incentive Plan, no more than 300,000 shares of Common Stock may be subject to awards of options or stock appreciation rights ("SARs") under the Incentive Plan to any one participant in a single fiscal year, to the extent required for compliance with Section 162(m) of the Code. Section 162(m) precludes the Company from taking a tax deduction for compensation payments to certain executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

     ADMINISTRATION. A committee or committees appointed by the Board and consisting of at least two members of the Board will administer the Incentive Plan (the "Plan Administrator") and will have the authority to determine all matters relating to awards under the Incentive Plan, including the persons to whom awards are granted, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations of awards. The Plan Administrator, in its sole discretion, may accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any award.

     TERMS AND CONDITIONS OF STOCK OPTION GRANTS. Options granted under the Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The per share option price for each option granted under the Incentive Plan will be determined by the Plan Administrator, but will be not less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant for ISOs and not less than 85% of the fair market value on the date of grant for NSOs. For purposes of the Incentive Plan, "fair market value" means the closing price, or if there is no closing price, the mean between the high and low sale price of shares of Common Stock on the American Stock Exchange on the day the option is granted.

     The Plan Administrator has broad discretion to determine the terms and conditions under which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The exercise price for shares purchased under options may be paid in cash or by check, or, unless the Plan Administrator determines otherwise at any time, by a combination of cash, check, shares of Common Stock which have been held for at least six months, or delivery of a properly executed exercise notice, together with irrevocable instructions to a broker. The Plan Administrator may also permit payment by a full-recourse promissory note or other forms of consideration.

     Each option will be exercisable according to a vesting schedule determined by the Plan Administrator. If no vesting schedule is set forth in the instrument evidencing the option, the option will become exercisable in three equal annual installments beginning one year after the date of grant. The Plan Administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement, disability or death and for three months after all other terminations, but in no event later than the remaining term of the option. In the event of an optionee's death, an option may be exercised, to the extent the option is exercisable upon the optionee's death, by the personal representative of the optionee's estate within three years of the date of death, but in no event later than the remaining term of the option. An option will terminate automatically if the optionee's services are terminated for cause, as that term is defined in the Incentive Plan.

     SARS. An SAR gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. SARs may be issued on a stand-alone basis or in tandem with options. For SARs granted in tandem with options, the exercise price will be the same as the option exercise price and once a tandem SAR is exercised, the related option terminates. Stand-alone SARs will have such terms as the Plan Administrator establishes, but will not be less than 85% of the fair market value of the Common Stock on the date the right was granted, and the term of the right, if not otherwise established by the Plan Administrator, will be for 10 years from the date of grant. The appreciation distribution for SARs will be paid in shares of Common Stock, cash or any combination of shares and cash, as the Plan Administrator may determine. Unless otherwise provided by the Plan Administrator, the provisions of the Incentive Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to SARs.

     STOCK AWARDS. The Plan Administrator is authorized to make awards (including awards of restricted stock) of Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator may determine. Restrictions may include forfeiture rights in favor of the Company.

     OTHER STOCK-BASED AWARDS. The Plan Administrator has the discretion to authorize any other stock-based awards consistent with the purpose of the Incentive Plan.

     DIVIDEND EQUIVALENT RIGHTS. Any awards under the Incentive Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on the dividend record date. The Plan Administrator is authorized to establish such rules and procedures governing the crediting of Dividend Equivalent Rights as it deems necessary or appropriate.

     TRANSFERABILITY. Except to the extent permitted by the Plan Administrator in its sole discretion and by Section 422 of the Code, no award will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution, and during the holder's lifetime, the award may be exercised only by the holder.

     WITHHOLDING. The Company may require an award holder to pay to the Company any applicable withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any award. The withholding tax may be paid in cash or, subject to the Incentive Plan and applicable law, the Plan Administrator may permit the holder to satisfy such obligations by the withholding or delivery of shares of Common Stock.

     LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS. Subject to applicable statutes and regulations, the Company may extend credit, arrange credit, guarantee obligations, and otherwise aid award holders with financing their purchases of Common Stock pursuant to an award.

     CORPORATE TRANSACTION. Except as otherwise provided in an instrument evidencing the award, in the event of certain corporate transactions (as defined in the Incentive Plan), each option or stock award that is at the time outstanding will automatically accelerate so that each such award becomes, immediately prior to such corporate transaction, 100% vested, unless the award is assumed or replaced by the successor corporation. Any awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time will be accelerated in the event the holder's employment or services subsequently terminate within two years following the corporate transaction, unless the employment or services are terminated by the Company for cause or by the holder voluntarily without good reason, as those terms are defined in the Incentive Plan.

     FURTHER ADJUSTMENT OF AWARDS. The Plan Administrator has the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to a holder, with respect to awards.

     AMENDMENT AND TERMINATION. The Incentive Plan may be suspended or terminated by the Board or by the shareholders of the Company at any time. The Board may amend the Incentive Plan, as it deems advisable, provided that, to the extent required by Section 422 of the Code or any applicable law or regulation, any amendment that would increase the number of shares available under the Incentive Plan, modify the class of persons eligible to receive options or otherwise require shareholder approval must be approved by the Company s shareholders.

NEW PLAN BENEFITS.

     Since awards under the Incentive Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. During 1998, options to purchase an aggregate of 620,250 common shares, including 500,250 options granted under the exchange program, were granted under the Incentive Plan to all executive officers of the Company as a group at an average exercise price of $9.78, and options to purchase an aggregate of 820,916 common shares, including 504,916 options granted under the exchange program, were granted under the Incentive Plan to all other employees of the Company as a group (including officers who are not executive officers) at an average exercise price of $9.74. Options granted under the Incentive Plan during 1998 to the named executive officers are set forth under "Option Grants in Last Fiscal Year." No options were granted under the Incentive Plan during 1998 to directors or nominees who are not also executive officers of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the federal income tax consequences of the Incentive Plan based on current provisions of the Code, which are subject to change. Any such changes could be applied on a retroactive basis and could adversely alter the consequences discussed herein. The summary does not cover any state or local tax consequences of participation in the Incentive Plan and does not address issues related to the tax consequences of any individual participant. Participants are urged to consult with their tax advisors regarding the effect of participation in the Incentive Plan based on their particular circumstances.

     INCENTIVE STOCK OPTIONS ("ISOs"). An optionee will not have any income at the time an ISO is granted. When an optionee exercises an ISO while employed by the Company or one of its subsidiaries or within three months (one year in the case of disability) after termination of employment, no ordinary income will be recognized by the optionee at that time. (However the excess (if any) of the fair market value of the shares acquired upon such exercise over the option price is a preference item that may cause the optionee to be subject to an "alternative minimum tax.") If the shares acquired upon exercise are not disposed of within either one year from the date of exercise and two years from the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be mid-term or long-term capital gain eligible for favorable rates under the Code. If the shares are sold prior to the expiration of such periods (a "disqualifying disposition"), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the shares at the time the ISO is exercised (or, if less, the sales proceeds) over the option price. Any additional gain will be capital gain. If an ISO is exercised by the optionee more than three months (one year in the case of disability) after termination of employment, the tax consequences are the same as those described below for nonqualified stock options.

     The Company is not entitled to a tax deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not otherwise disallowed by the Code.

     NONQUALIFED STOCK OPTIONS ("NSOs"). An optionee will not have any income at the time an NSO is granted. When an optionee exercises an NSO, the difference between the option price and the fair market value of the shares on the date of exercise will be ordinary income (subject to payroll taxes and tax withholding) to the optionee and will be allowed as a deduction to the Company for federal income tax purposes, assuming that the deduction is not otherwise disallowed by the Code. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

     STOCK-FOR-STOCK EXCHANGES. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash. Participants considering the use of previously owned shares to pay the exercise price of an option should consult their tax advisors.

     STOCK APPRECIATION RIGHTS. Generally, when a participant exercises an SAR, the amount of cash and the fair market value of the shares received will be ordinary income (subject to payroll taxes and tax withholding) to the participant and will be allowed as a deduction for federal income taxes purposes to the Company.

   PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG LLP, independent public accountants, to continue as independent auditors of the Company for the fiscal year ending December 31, 1999. KPMG LLP has audited the accounts since July 28, 1995. The Board of Directors is submitting its selection of KPMG LLP to the shareholders for ratification.

     A representative of KPMG LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
            KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Shareholders must be received in writing by the Company not later than December 10, 1999.

     Such proposals should be directed to the Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

                                  ANNUAL REPORT

     A copy of the Company's 1998 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, accompanies this Proxy Statement.

                            By Order of the Board of Directors

                            /s/ Dan Baty

                            Daniel R. Baty
                            Chairman of the Board and
                             Chief Executive Officer

Seattle, Washington
April 12, 1999

                                                                    Appendix A

                              EMERITUS CORPORATION

                 AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

                               SECTION 1. PURPOSE



     The purpose of the Emeritus Corporation 1995 Stock Incentive Plan (the "Plan") is to enhance the long-term profitability and shareholder value of Emeritus Corporation, a Washington corporation (the "Company"), by offering incentives and rewards to those employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2 below) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 AWARD

     "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2 BOARD

     "Board" means the Board of Directors of the Company.

2.3 CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4 CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5 COMMON STOCK

     "Common Stock" means the common stock, par value $.0001 per share, of the Company.

2.6 CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

              (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

              (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined in Section 8.3 of the Plan) of the Company; or

              (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7 DISABILITY

     "Disability" means "disability" as that term is defined for purposes of the Company's Group Life, Disability Income, Medical and Dental Plan or other similar successor plan applicable to salaried employees.

2.8 DIVIDEND EQUIVALENT RIGHT

     "Dividend Equivalent Right" means an Award granted under Section 12 of the Plan.

2.9 EARLY RETIREMENT

     "Early Retirement" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10 EXCHANGE ACT

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.11 FAIR MARKET VALUE

     "Fair Market Value" means the closing price, or if there is no closing price, the mean between the high and low sale price of shares of Common Stock on the American Stock Exchange on the day the option is granted or, if no Common Stock was traded on such date, on the next succeeding day on which Common Stock is so traded.

2.12 GOOD REASON

     "Good Reason" means the occurrence of any of the following events or conditions:

              (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

              (b) a reduction in the Holder's annual base salary;

              (c) the Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

              (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

              (e) any material breach by the Company of any provision of the Plan; or

              (f) any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.13 GRANT DATE

     "Grant Date" means the date designated in a resolution of the Plan Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator adopted the resolution.

2.14 HOLDER

     "Holder" means: (a) the Participant to whom an Award is granted; (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of default and distribution or the beneficiary designated in accordance with Section 14; or (c) the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15 INCENTIVE STOCK OPTION

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16 NONQUALIFIED STOCK OPTION

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

2.17 OPTION

     "Option" means the right to purchase Common Stock granted under Section 7 of the Plan.

2.18 OTHER STOCK-BASED AWARD

     "Other Stock-Based Award" means an Award granted under Section 11 of the Plan.

2.19 PARTICIPANT

     "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20 PLAN ADMINISTRATOR

     "Plan Administrator" means any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.21 RESTRICTED STOCK

     "Restricted Stock" means shares of Common Stock granted under Section 10 of the Plan the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.22 RETIREMENT

     "Retirement" means retirement as of the individual's normal retirement date under a company's profit sharing, savings or other similar plan applicable to salaried employees, or as otherwise established by the Plan Administrator.

2.23 STOCK APPRECIATION RIGHT

     "Stock Appreciation Right" means an Award granted under Section 9 of the Plan.

2.24 STOCK AWARD

     "Stock Award" means an Award granted under Section 10 of the Plan.

2.25 SUBSIDIARY

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

                            SECTION 3. ADMINISTRATION

3.1 PLAN ADMINISTRATOR

     The Plan shall be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 15.1 of the Plan, a maximum of 1,850,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 INDIVIDUAL AWARD LIMIT

     Subject to adjustment from time to time as provided in Section 15.1, not more than 300,000 shares of Common Stock may be made subject to Awards of Options or Stock Appreciation Rights under the Plan to any individual Participant in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3 REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

                             SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers and key employees (including directors who are also employees) of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its Subsidiaries.

                                SECTION 6. AWARDS

6.1 FORM AND GRANT OF AWARDS

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2 ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1 GRANT OF OPTIONS

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 OPTION EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the date such Option is granted with respect to Nonqualified Stock Options.

7.3 TERM OF OPTIONS

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 EXERCISE OF OPTIONS

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

        Period of Holder's Continuous Employment or
         Service With the Company or Its Subsidiaries
                  From the Option Grant Date                          Percent of Total Option That Is Vested and Exercisable
---------------------------------------------------------------  -----------------------------------------------------------------
                         After 1 year                                                        33 1/3%
                         After 2 year                                                        33 1/3%
                         After 3 year                                                        33 1/3%

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5 of the Plan. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5 PAYMENT OF EXERCISE PRICE

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, to the extent permitted by the Plan Administrator in its sole discretion, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a full-recourse promissory note delivered pursuant to Section 16 or (z) such other consideration as the Plan Administrator may permit.

7.6 POST-TERMINATION EXERCISES

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (a) within three years after the date of termination of the Holder's employment or services if such termination is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date of termination of the Holder's employment or services if such termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within three years after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date unless the Plan Administrator determines otherwise. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.

                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 DOLLAR LIMITATION

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% SHAREHOLDERS

     If a Participant owns 10% or more of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

8.3 ELIGIBLE EMPLOYEES

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3 of the Plan, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4  TERM

     The term of an Incentive Stock Option shall not exceed 10 years.

8.5 EXERCISABILITY

     An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death to qualify for Incentive Stock Option tax treatment, except that in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination.

                      SECTION 9. STOCK APPRECIATION RIGHTS

9.1 GRANT OF STOCK APPRECIATION RIGHTS

     The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2 TANDEM STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator shall determine at any time) in an amount equal to the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3 STAND-ALONE STOCK APPRECIATION RIGHTS

     A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the per share exercise price of the right. A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the per share exercise price of the right must be at least equal to 85% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4 EXERCISE OF STOCK APPRECIATION RIGHTS

     Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 of the Plan relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

                            SECTION 10. STOCK AWARDS

10.1 GRANT OF STOCK AWARDS

     The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

10.2 ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3 WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                      SECTION 11. OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10 of the Plan) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

                     SECTION 12. DIVIDEND EQUIVALENT RIGHTS

     Any Awards under the Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

           SECTION 13. LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

     To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

                            SECTION 14. ASSIGNABILITY

     No Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, than any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                             SECTION 15. ADJUSTMENTS

15.1 ADJUSTMENT OF SHARES

     In the event that at any time or from time to time a stock dividend, ,stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number of and kind of securities subject to the Plan as set forth in Section 4.1 of the Plan, (ii) the maximum number and kind of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2 of the Plan, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 15.1 but shall be governed by Section 15.2

15.2 CORPORATE TRANSACTION

     Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Company for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this
Section 15.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 of the Plan or otherwise).

15.3 FURTHER ADJUSTMENT OF AWARDS

     Subject to Section 15.2 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements, and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

15.4 LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                        SECTION 16. WITHHOLDING OF TAXES

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

                  SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 AMENDMENT OF PLAN

     The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Restricted Stock, (b) materially modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require shareholder approval under any applicable law or regulation.

17.2 TERMINATION OF PLAN

     The shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan's effective date.

17.3 CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

                               SECTION 18. GENERAL

18.1 NOTIFICATION

     The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

18.2 CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

     Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant or employees.

18.3 REGISTRATION

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

18.4 NO RIGHTS AS A SHAREHOLDER

     No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

18.5 COMPLIANCE WITH LAWS AND REGULATIONS

     It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

18.6 NO TRUST OR FUND

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7 SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                           SECTION 19. EFFECTIVE DATE

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

[FRONT]
                              EMERITUS CORPORATION
    PROXY FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) Daniel R. Baty, as the proxy with full power of substitution and hereby authorizes him to represent and to vote as designated below all the shares of Common Stock of Emeritus Corporation held of record by the undersigned on March 26, 1999 at the 1999 Annual Meeting of Shareholders to be held at the Columbia Winery, Milestone Room, 14030 N.E. 145th Street, Woodinville, Washington 98072, at 10:00 a.m. on Wednesday, May 19, 1999, with authority to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof:

1.   ELECTION OF DIRECTORS Election of the following nominees to serve as directors in the class indicated and for the term indicated until their successors are elected and qualified:


              Class III (term expiring 2002):   Daniel R. Baty          William E. Colson

  / /   FOR all nominees     / /  WITHHOLD AUTHORITY     / /  WITHHOLD AUTHORITY to vote for the following: to vote for all nominees

                                                               --------------------------------------------
                                                                  (write the name(s) of the nominee(s) in this space)

         Unless otherwise directed, all votes will be apportioned equally between those persons for whom authority is given to vote.


2.     AMENDMENT OF THE 1995 STOCK INCENTIVE COMPENSATION PLAN

  / / FOR                  / /  AGAINST           / /  ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1999.

 / /  FOR                 / /  AGAINST           / /  ABSTAIN

                IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE

[BACK]

         In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ALL THE OTHER ITEMS.

         The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement dated April 12, 1999.

                    Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                    Date                                              , 1998
                         --------------------------------------------

                    ----------------------------------------------------
                                          Signature

                    ----------------------------------------------------
                                 Signature if jointly held


YOUR VOTE IS IMPORTANT. PROMPT RETURN OF
THIS PROXY CARD WILL HELP SAVE THE EXPENSE       / / I plan to attend the Annual
 OF ADDITIONAL SOLICITATION EFFORTS.                  Meeting